Exhibit 99.1

IONQ Equity Offering Release

IonQ Announces At-the-Market Equity Offering Program for up to $500 Million

COLLEGE PARK, Md.—(February 26, 2025)—IonQ (NYSE: IONQ), a leader in the quantum computing and networking industries, today announced that it has entered into an equity distribution agreement with Morgan Stanley & Co. LLC (“Morgan Stanley”) and Needham & Company LLC (“Needham”) under which it may offer and sell shares of its common stock having an aggregate offering price of up to $500 million from time to time, pursuant to an “at-the-market” equity offering program (the “ATM Program”).

The Company intends to use the net proceeds for general corporate purposes, which may include, among other things, scaling of its quantum computing and quantum networking businesses.

The shares will be offered through Morgan Stanley and Needham as sales agents. Sales may be made in transactions that are deemed to be “at the market” offerings as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange or as otherwise agreed upon by the sales agents and us, or in negotiated transactions, which may include block trades.

There can be no assurance that the Company will issue and sell any shares under the ATM Program. The timing of any sales and the number of shares sold, if any, will depend on a variety of factors to be determined by the Company.

A registration statement on Form S-3 (File No. 333-285279) was filed with the SEC on February 26, 2025 and became automatically effective upon filing. A prospectus supplement and accompanying prospectus relating to the ATM Program was filed with the SEC on February 26, 2025. Prospective investors should read the prospectus supplement and accompanying prospectus, together with the documents incorporated by reference therein. Prospective investors may obtain these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, a copy of the prospectus supplement and accompanying prospectus relating to the offering may be obtained from Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, New York, NY 10014, or by emailing prospectus@morganstanley.com or Needham & Company, LLC, Attention: Prospectus Department, 250 Park Avenue, 10th Floor, New York, NY 10177, telephone: (800) 903-3268, or by emailing prospectus@needhamco.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About IonQ

IonQ, Inc. is a leader in the quantum computing and networking industries, delivering high-performance systems aimed at solving the world’s largest and most complex commercial and research use cases. IonQ’s current generation quantum computers, IonQ Forte and IonQ Forte Enterprise, are the latest in a line of cutting-edge systems, boasting 36 algorithmic qubits. The company’s innovative technology and rapid growth were recognized in Newsweek’s 2025 Excellence Index 1000, Forbes’ 2025 Most Successful Mid-Cap Companies list, and Built In’s 2025 100 Best Midsize Places to Work in Washington DC and Seattle, respectively. Available through all major cloud providers, IonQ is making quantum computing more accessible and impactful than ever before. Learn more at IonQ.com.

IonQ Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “accelerate,” “advancing,” “aims,” “delivering,” “ongoing,” “will,” and other similar expressions are intended to identify forward-looking statements. These statements include those related to the ATM Program and the use of proceeds of sales, if any, under the ATM Program. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release. You should carefully consider the risks and uncertainties disclosed in the Company’s filings, including but not limited to those described in the prospectus supplement for the ATM Program, and the “Risk Factors” section of IonQ’s most recent Annual Report on Form 10-K and other documents filed by IonQ from time to time with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and IonQ assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

IonQ Media contact:

press@ionq.com

IonQ Investor Contact:

investors@ionq.com